EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Adaptive Insights, Inc. 2013 Equity Incentive Plan of our reports dated March 14, 2018, with respect to the consolidated financial statements of Workday, Inc. and the effectiveness of internal control over financial reporting of Workday, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

August 17, 2018